UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2010

ENERJEX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Corporate Woods, Suite 350 10975 Grandview Drive Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 754-7754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 20, 2010, the Registrant and C. Stephen Cochennet entered into a Separation and Settlement Agreement (the “Separation Agreement”) to be effective as of December 31, 2010. See Item 5.02 for a description of the material terms of the Separation Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On December 20, 2010, the Registrant agreed to issue C. Stephen Cochennet 75,000 shares of restricted common stock for his fiscal 2009 bonus. The shares issued were issued pursuant to the EnerJex Resources Stock Incentive Plan and registered on the Form S-8 filed on October 20, 2008.

On December 20, 2010, the Registrant agreed to issue (i) 250,000 shares of restricted common stock to Loren Moll for services as a director and committee member, (ii) 250,000 shares of restricted common stock to Tom Kmak for services as a director and committee member, and (iii) 100,000 shares of restricted common stock to Darrel Palmer for services as a director. The Registrant believes that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, in accordance with the terms of the Separation Agreement described in Item 1.01 above, C. Stephen Cochennet, Chairman, Chief Executive Officer, Principal Financial Officer, President, Secretary and Treasurer, resigned from his employment and all positions that he holds with the Registrant effective December 31, 2010. Mr. Cochennet was a named executive officer of the Registrant for the fiscal year ended March 31, 2010 and is currently the Registrant’s sole officer. Pursuant to the Separation Agreement, the Registrant agreed (i) to terminate the employment agreement with Mr. Cochennet dated August 1, 2008 effective as of December 31, 2010 and eliminate the Non-Compete provisions of the employment agreement, (ii) that Mr. Cochennet would resign as a director, employee and officer of the Registrant, effective as of December 31, 2010, (iii) to pay Mr. Cochennet his accrued salary in the amount of $16,666.67 on or before December 31, 2010, (iv) to pay Mr. Cochennet $50,000 as severance and in consideration for the termination of his employment with the Registrant, (v) issue Mr. Cochennet’s fiscal 2009 restricted stock bonus of 75,000 shares, (vi) transfer title, and pay all taxes, fees and expenses related thereto, to the automobile and certain other assets Mr. Cochennet was utilizing in connection with the Registrant’s business, and (vii) to mutually release each other party from any and all claims related to the subject matter of the Separation Agreement.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Separation and Settlement Agreement between EnerJex and C. Stephen Cochennet dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

	By:	/s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer

Date: December 27, 2010